Exhibit 99.1

TAG INTERNATIONAL LIMITED AND TAG ASIA CAPITAL HOLDINGS LIMITED Unaudited Condensed Combined Financial Statements For The Nine Months Ended September 30, 2022 And 2021

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

UNAUDITED CONDENSED COMBINED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”))

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$16,260,750	$38,595,610
Restricted cash – fund held in escrow	34,678,192	34,485,797
Accounts receivable, net	2,507,844	908,727
Accounts receivable, net, related parties	177,393	238,892
Loans receivables, net	513,420	123,611
Earnest deposit, the Shareholder	—	7,182,131
Consideration receivable	—	1,861,348
Deposit, prepayments, and other receivables	639,111	383,399
Total current assets	54,776,710	83,779,515

Non-current assets:
Loans receivable, net	1,070,466	3,785,314
Property and equipment, net	7,323,891	1,653,458
Long-term investments, net	32,382,657	33,292,013
Total non-current assets	40,777,014	38,730,785

TOTAL ASSETS	$95,553,724	$122,510,300

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,614,774	$3,850,015
Escrow liabilities	34,678,192	34,485,797
Borrowings	4,453,346	—
Income tax payable	23,375,715	23,028,916
Total current liabilities	69,122,027	61,364,728

Long-term liabilities:
Deferred tax liabilities	39,097	—
Total long-term liabilities	39,097	—

TOTAL LIABILITIES	69,161,124	61,364,728

Commitments and contingencies	—	—

Shareholder’s equity:
Share capital	2	13
Additional paid-in capital	38,761,725	38,761,713
Receivable from the Shareholder	(3,165,188)	(29,562,195)
Accumulated other comprehensive loss	(597,190)	(179,461)
(Accumulated deficit) retained earnings	(8,606,749)	52,125,502
Total shareholder’s equity	26,392,600	61,145,572

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$95,553,724	$122,510,300

See accompanying notes to unaudited condensed combined financial statements.

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(Currency expressed in United States Dollars (“US$”))

	Nine months ended September 30,
	2022	2021
Revenues:
Interest income:
Loans	$137,454	$859,843
Total interest income	137,454	859,843
Non-interest income:
One-time commissions	15,932,771	4,027,475
Recurring service fees	2,614,729	3,385,424
Total non-interest income	18,547,500	7,412,899
Total revenues from others	18,684,954	8,272,742

Non-interest income:
Recurring service fees	725,193	701,294
Total revenues from related parties	725,193	701,294
Total revenues	19,410,147	8,974,036

Operating cost and expenses:
Interest expense	(20,085)	(484,376)
Commission expense	(11,219,182)	(2,953,978)
Selling expense	(245,814)	(79,781)
General and administrative expenses	(14,370,816)	(9,804,385)
Total operating cost and expenses	(25,855,897)	(13,322,520)

Loss from operations	(6,445,750)	(4,348,484)

Other income (expense):
Bank interest income	24,161	37,087
Interest income, related party	-	180,264
Foreign exchange loss, net	(4,690,476)	(41,172)
Loss on equity method investment	-	(1,596,561)
Investment (loss) income, net	(2,793,242)	136,291,150
Sundry income	405,596	396,772
Total other (expense) income, net	(7,053,961)	135,267,540

(Loss) income before income taxes	(13,499,711)	130,919,056

Income tax expense	(232,540)	(23,505,816)

NET (LOSS) INCOME	$(13,732,251)	$107,413,240

Other comprehensive loss:
Foreign currency translation adjustment	(417,729)	(340,524)

COMPREHENSIVE (LOSS) INCOME	$(14,149,980)	$107,072,716

See accompanying notes to unaudited condensed combined financial statements.

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

UNAUDITED CONDESED COMBINED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Nine months ended September 30, 2022
	TAG International Limited		TAG Asia Capital Holdings Limited		Combined	Additional	Receivable	Accumulated other	Retained earnings	Total
	No. of shares	Amount	No. of shares	Amount	share capital	paid-in capital	from the Shareholder	comprehensive loss	(accumulated losses)	shareholder’s equity

Balance as of January 1, 2022*	100	$12	1	$1	$13	$38,761,713	$(29,562,195)	$(179,461)	$52,125,502	$61,145,572

Special dividend to the Shareholder	-	-	-	-	-	-	29,562,195	-	(47,000,000)	(17,437,805)
Amalgamation pursuant to the business combination	(99)	(11)	-	-	(11)	12	-	-	-	1
Advances to the Shareholder	-	-	-	-	-	-	(3,165,188)	-	-	(3,165,188)
Foreign currency translation adjustment	-	-	-	-	-	-	-	(417,729)	-	(417,729)
Net loss for the period	-	-	-	-	-	-	-	-	(13,732,251)	(13,732,251)

Balance as of September 30, 2022	1	$1	1	$1	$2	$38,761,725	$(3,165,188)	$(597,190)	$(8,606,749)	$26,392,600

	Nine months ended September 30, 2021
	OnePlatform Holdings Limited		TAG Asia Capital Holdings Limited		Combined	Additional	Accumulated other	Retained earnings	Total shareholder’s
	No. of shares	Amount	No. of shares	Amount	share capital	paid-in capital	comprehensive income (loss)	(accumulated deficit)	(deficit) equity
Balance as of January 1, 2021	100	$12	1	$1	$13	$38,761,713	$214,140	$(44,338,021)	$(5,362,155)

Foreign currency translation adjustment	-	-	-	-	-	-	(340,524)	-	(340,524)
Net income for the period	-	-	-	-	-	-	-	107,413,240	107,413,240

Balance as of September 30, 2021	100	$12	1	$1	$13	$38,761,713	$(126,384)	$63,075,219	$101,710,561

*	Balance as of January 1, 2022 represented the number of issued shares of OnePlatform Holdings Limited which was consummated the amalgamation with OnePlatform International Limited as discussed in Note 1 to the unaudited condensed financial statements below and resulting in reduction in share capital for the current period.

See accompanying notes to unaudited condensed combined financial statements.

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(13,732,251)	$107,413,240
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Depreciation of property and equipment	288,230	34,111
Accreted interest	-	(180,040)
Allowance for doubtful accounts	-	5,215
Foreign exchange loss, net	4,690,476	41,172
Investment loss (income), net	2,793,242	(136,291,150)
Loss on equity method investment	-	1,596,561

Change in operating assets and liabilities:
Accounts receivable	(1,537,618)	1,665,756
Loans receivable	2,325,039	13,019,554
Deposits, prepayments, and other receivables	(267,001)	(1,938,351)
Accounts payable and accrued liabilities	2,768,147	(1,916,549)
Escrow liabilities	192,395	(4,774,241)
Income tax payable	347,735	23,497,030
Net cash (used in) provided by operating activities	(2,131,606)	2,172,308

Cash flows from investing activities:
Proceeds from consideration receivable	1,849,650	-
Proceeds from sale of investments	-	186,958,181
Payment of earnest deposit, the Shareholder	(7,849,676)	-
Addition in long-term investments	-	(3,428,801)
Purchase of property and equipment	(870,360)	(3,605)
Net cash (used in) provided by investing activities	(6,870,386)	183,525,775

Cash flows from financing activities:
Advances from (repayment to) the Shareholder	198,778	(12,987,697)
Proceeds from borrowings	4,462,867	-
Dividend paid to the Shareholder	(17,437,805)	-
Repayment of bank borrowings	-	(73,645)
Net cash used in financing activities	(12,776,160)	(13,061,342)

Effect on exchange rate change on cash, cash equivalents and restricted cash	(364,313)	(55,790)

Net change in cash, cash equivalent and restricted cash	(22,142,465)	172,580,951

BEGINNING OF PERIOD	73,081,407	61,768,273

END OF PERIOD	$50,938,942	$234,349,224

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash received from income tax recoverable	$125,311	$-
Cash paid for income taxes	$10,116	$-
Cash received from accreted interest	$-	$180,040
Cash paid for interest	$-	$284

Reconciliation to amounts on combined balance sheets:
Cash and cash equivalents	$16,260,750	$194,837,005
Restricted cash	34,678,192	39,512,219

Total cash, cash equivalents and restricted cash	$50,938,942	$234,349,224

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment, through earnest deposit	$7,205,118	$-
Special dividend to the Shareholder offset with amount due from the Shareholder	$29,562,195	$-
Purchase of long-term investment from the Shareholder	$-	$525,330

See accompanying notes to unaudited condensed combined financial statements.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 1 － BUSINESS OVERVIEW AND BASIS OF PRESENTATION

TAG International Limited is incorporated in British Virgin Islands with limited liability on October 25, 2021. TAG International Limited and its subsidiaries (collectively referred to as “TIL” or “B2B”) is a comprehensive one-stop financial service company in Hong Kong. B2B operates under “OnePlatform” brand and offers a full-service platform to banks, other financial institutions, brokers and individual independent financial advisors to advise and serve their retail clients. B2B’s technology-enabled platform offers a wide range of financial products, covering life insurance, pensions, property-casualty insurance, stock brokerage, mutual funds, lending and real estate.

TAG Asia Capital Holdings Limited, formerly known as Convoy Capital Holdings Limited, is incorporated under the laws of the British Virgin Islands (“BVI”) on October 26, 2015. TAG Asia Capital Holdings Limited and its subsidiaries (collectively referred to as “TAC” or “Fintech”) are principally engaged in financial technology business and financial investments, managing an ensemble of fintech investments and operating a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing since its launch in November 2020.

Both TIL and TAC are 100% owned by TAG Holdings Limited (“TAG”), a member of Legacy Group, representing Convoy Global Holdings Limited and its subsidiaries (the “Shareholder” or “Legacy Group”). TIL and TAC are hereinafter referred to as (the “Company” or “B2B and Fintech Business”).

Under the business combination agreement with AGBA Acquisition Limited (“AGBA”), OnePlatform Holdings Limited (“OPH”) consummated the amalgamation with OnePlatform International Limited (“OIL”) on August 11, 2022, with OIL as the surviving entity of OPH. As a result, TAG Assets Partners Limited (“TAP”), a wholly owned subsidiary of TIL, directly owns 100% of the issued and outstanding shares of OIL and TIL became the beneficial owner of the subsidiaries of OPH. OIL is a limited liability company incorporated in Hong Kong on November 2, 2021.

These accompanying unaudited condensed combined financial statements present the unaudited condensed combined balance sheets, statements of operations and comprehensive loss, changes in shareholder’s equity and cash flows of B2B and Fintech Business in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for the preparation of carve-out combined financial statements. Both B2B and Fintech Business have been operating as part of the Legacy Group, prior to the separation of B2B and Fintech Business from the Legacy Group. These unaudited condensed combined financial statements have been derived from the Legacy Group’s historical accounting records and are presented on a carved-out basis, as if the separation had taken place at the beginning of the earliest date presented.

All revenues and costs as well as assets and liabilities directly associated with the activities of B2B and Fintech Business are included as a component of the financial statements. The financial statements also include the allocation of certain general and administrative, selling expenses and other operating costs from the Legacy Group’s corporate office and allocation of related assets, liabilities and Shareholder’ investment, as applicable. These general and administrative expenses allocated from the Shareholder were $2,381,641 and $2,596,838 for the nine months ended September 30, 2022 and 2021, respectively. The allocations have been determined on a reasonable basis; however, the amounts are not necessarily representative of the amounts that would have been reflected in the financial statements had B2B and Fintech Business operated independently of the Legacy Group.

As part of the Legacy Group, B2B and Fintech Business is dependent upon the Legacy Group for all of its working capital and financing requirements as the Legacy Group uses a centralized approach to cash management and financing of its operations. Financial transactions relating to B2B and Fintech Business are accounted for through the Shareholder’s investment account of B2B and Fintech Business. Accordingly, none of the Legacy Group‘s cash, cash equivalents or debt at the corporate level has been included in B2B and Fintech Business in the balance sheets. The impact of foreign currency exchange rates on the cash that B2B and Fintech Business has access during the periods presented is reflected in the statements of cash flows.

All significant intercompany accounts and transactions between the operations comprising B2B and Fintech Business have been eliminated in the accompanying unaudited condensed combined financial statements.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 1 － BUSINESS OVERVIEW AND BASIS OF PRESENTATION (cont.)

The accompanying unaudited condensed combined financial statements reflect the activities of TIL and TAC and each of their subsidiaries as of September 30, 2022:

Name	Background	Ownership
TAG Assets Partners Limited (“TAP”)	● British Virgin Islands company ● Incorporated on October 25, 2021 ● Issued and outstanding 1 ordinary share at US$1 par value ● Investment holding	100% owned by TIL
OnePlatform International Limited (“OIL”) (amalgamated with OnePlatform Holdings Limited on August 11, 2022)	● Hong Kong company ● Incorporated on November 2, 2021 ● Issued and outstanding 100 ordinary shares for HK$100 ($13) ● Investment holding	100% owned by TAP
OnePlatform Wealth Management Limited (“OWM”) (formerly known as GET Mdream Wealth Management Limited)	● Hong Kong company ● Incorporated on February 5, 2003 ● Issued and outstanding 140,764,705 ordinary shares for HK$20,851,790 ($2,673,306) ● Provision of insurance brokerage services	99.81% owned by OIL
OnePlatform International Property Limited (“OIP”) (formerly known as Convoy International Property Consulting Limited)	● Hong Kong company ● Incorporated on May 21, 2014 ● Issued and outstanding 30,001,200 ordinary shares for HK$30,001,200 ($3,846,308) ● Provision of overseas real estate brokerage services	100% owned by OIL
OnePlatform Asset Management Limited (“OAM”) (formerly known as Convoy Asset Management Limited)

●   Hong Kong company

●   Incorporated on November 24, 1999

●   Issued and outstanding 264,160,000 ordinary shares for HK$272,000,000 ($34,871,795)

●   Licensed by the Securities and Futures Commission of Hong Kong

●   Provision of investment advisory, funds dealing, introducing broker, and asset management services

100% owned by OIL
Kerberos (Nominee) Limited (“KNL”)	● Hong Kong company ● Incorporated on April 20, 2007 ● Issued and outstanding 1 ordinary share for HK$1 ● Registered under The Hong Kong Trustee Ordinance ● Provision of escrow services	100% owned by OAM
Maxthree Limited (“Maxthree”)	● British Virgin Islands company ● Incorporated on April 12, 2006 ● Issued and outstanding 1 ordinary share at $1 par value ● Investment holding	100% owned by OIL

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 1 － BUSINESS OVERVIEW AND BASIS OF PRESENTATION (cont.)

Name	Background	Ownership
OnePlatform Credit Limited (formerly known as Artley Finance (HK) Limited) (“OCL”)

●   Hong Kong company

●   Incorporated on August 6, 1982

●   Issued and outstanding 169,107,379 ordinary shares for HK$169,107,379 ($21,680,433)

●   Registered under the Hong Kong Money Lenders Ordinance

●   Provision of money lending services

100% owned by Maxthree
Hong Kong Credit Corporation Limited (“HKCC”)

●   Hong Kong company

●   Incorporated on March 16, 1982

●   Issued and outstanding 139,007,381 ordinary shares for HK$139,007,381 ($17,821,459)

●   Registered under the Hong Kong Money Lenders Ordinance

●   Provision of money lending services

100% owned by OCL
Trendy Reach Holdings Limited (“TRHL”)	● British Virgin Islands company ● Incorporated on October 5, 2015 ● Issued and outstanding 1 ordinary share at HK$1 ● Investment holding	100% owned by Maxthree
Profit Vision Limited (“PVL”)	● Hong Kong company ● Incorporated on October 9, 2015 ● Issued and outstanding 1 ordinary shares for HK$1 ● Property investment holding	100% owned by TRHL
TAG Technologies Limited (“TAGTL”) (formerly known as Convoy Technologies Limited)	● British Virgin Islands company ● Incorporated on October 23, 2015 ● Issued and outstanding 1 ordinary share at $1 par value ● Investment in financial technology business	100% owned by TAC
AGBA Group Limited (formerly known as Tandem Money Hong Kong Limited) (“AGL”)	● Hong Kong company ● Incorporated on November 28, 2020 ● Issued and outstanding 10,000 ordinary shares for HK$10,000 ($1,282) ● No operations since inception	100% owned by TAGTL
Tandem Fintech Limited (“TFL”) (formerly known as Hit Fintech Solutions Limited)	● Hong Kong company ● Incorporated on October 6, 2017 ● Issued and outstanding 9,000,000 ordinary shares for HK$9,000,000 ● Operating an online insurance comparison platform	100% owned by TAC
OnePlatform FinBiz Solutions Limited (“FinBiz”) (formerly known as TAG Creative and Art Limited)	● Hong Kong company ● Incorporated on February 26, 2016 ● Issued and outstanding 1 ordinary share for HK$1 ● No operations since inception	100% owned by OIL
FinLiving Limited	● Hong Kong company ● Incorporated on September 14, 2021 ● Issued and outstanding 100 ordinary share for HK$100 ($13) ● No operations since inception	100% owned by FinBiz

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying unaudited condensed combined financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying unaudited condensed combined financial statements and notes.

●	Basis of Presentation

The accompanying unaudited condensed combined financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”), regarding financial reporting, and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. The results of operations for the nine months ended September 30, 2022 are not necessarily indicative of results to be expected for any other interim period or for the full year of 2022. Accordingly, these unaudited condensed combined financial statements should be read in conjunction with the Company’s audited combined financial statements and note thereto as of and for the years ended December 31, 2021 and 2020.

●	Use of Estimates and Assumptions

The preparation of unaudited condensed combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited condensed combined financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s unaudited condensed combined financial statements include the useful lives of property and equipment, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes and uncertain tax position, and allocation of expenses from the Shareholder.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Foreign Currency Translation And Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying unaudited condensed combined financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Hong Kong maintain their books and record in their local currency, Hong Kong dollars (“HK$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of changes in shareholder’s equity.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Translation of amounts from HK$ into US$ has been made at the following exchange rates for the nine months ended September 30, 2022 and 2021:

	September 30, 2022	September 30, 2021
Period-end HK$:US$ exchange rate	0.12739	0.12843
Period average HK$:US$ exchange rate	0.12767	0.12876

●	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Hong Kong.

●	Restricted Cash - Fund Held In Escrow

Fund held in escrow, represent restricted cash and cash equivalents maintained in certain bank accounts that are held for the exclusive interest of the Company’s customers. The Company currently acts as a custodian to manage the assets and investment portfolio on behalf of its customers under the terms of certain contractual agreements, which the Company does not have the right to use for any purposes, other than managing the portfolio.

The Company also restricts the use of the assets underlying the funds held in escrow to meet with regulatory requirements and classifies the assets as current based on their purpose and availability to fulfill its direct obligation under escrow liability. Upon receiving escrow funds, the Company records a corresponding escrow liability.

●	Accounts Receivable, net

Accounts receivable include trade accounts due from customers in insurance brokerage and asset management businesses.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable from insurance companies in the provision of brokerage agency services are within 30 days upon the execution of the insurance policies. Credit terms with the products providers of investment, unit and mutual funds and asset portfolio are mainly 90 days or a credit period mutually agreed between the contracting parties. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Loans Receivable, net

Loans receivables are carried at unpaid principal balances, less the allowance for loan losses and charge-offs. The loans receivables portfolio consists of real estate mortgage loans and personal loans.

Loans are placed on nonaccrual status when they are past due 180 days or more as to contractual obligations or when other circumstances indicate that collection is not probable. When a loan is placed on nonaccrual status, any interest accrued but not received is reversed against interest income. Payments received on a nonaccrual loan are either applied to protective advances, the outstanding principal balance or recorded as interest income, depending on an assessment of the ability to collect the loan. A nonaccrual loan may be restored to accrual status when principal and interest payments have been brought current and the loan has performed in accordance with its contractual terms for a reasonable period (generally six months).

If the Company determines that a loan is impaired, the Company next determines the amount of the impairment. The amount of impairment on collateral dependent loans is charged off within the given fiscal quarter. Generally the amount of the loan and negative escrow in excess of the appraised value less estimated selling costs, for the fair value of collateral valuation method, is charged off. For all other loans, impairment is measured as described below in Allowance for Loan Losses.

●	Allowance for Loan Losses ("ALL")

The adequacy of the Company's ALL is determined, in accordance with ASC Topic 450-20 Loss Contingencies includes management's review of the Company's loan portfolio, including the identification and review of individual problem situations that may affect a borrower's ability to repay. In addition, management reviews the overall portfolio quality through an analysis of delinquency and non-performing loan data, estimates of the value of underlying collateral, current charge-offs and other factors that may affect the portfolio, including a review of regulatory examinations, an assessment of current and expected economic conditions and changes in the size and composition of the loan portfolio.

The ALL reflects management's evaluation of the loans presenting identified loss potential, as well as the risk inherent in various components of the portfolio. There is significant judgment applied in estimating the ALL. These assumptions and estimates are susceptible to significant changes based on the current environment. Further, any change in the size of the loan portfolio or any of its components could necessitate an increase in the ALL even though there may not be a decline in credit quality or an increase in potential problem loans.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Long-Term Investments, net

The Company invests in debt securities, equity securities that do not have readily determinable fair values, and equity method investments.

Investments in an entity in which the ownership is greater than 20% but less than 50%, or where other facts and circumstances indicate that the Company has the ability to exercise significant influence over the operating and financing policies of an entity, are accounted for using the equity method in accordance with ASC Topic 323: Investments – Equity Method and Joint Ventures. Equity method investments are recorded initially at cost and adjusted subsequently to recognize the share of the earnings, losses or other changes in capital of the investee entity after the date of acquisition. The Company periodically reviews the investments for other than temporary declines in fair value below cost and more frequently when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

Investment in debt securities consist of corporate bonds issued by the Company’s Shareholder. Debt securities are classified as held-to-maturity and carried at cost, adjusted for the amortization of premiums and the accretion of discounts using the level-yield method over the remaining period until maturity. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Equity securities with readily determinable fair values are carried at fair value with any unrealized gains or losses reported in earnings. The Company's long-term equity investments mainly consist of investments in privately-held companies that do not have a readily determinable fair value. They are accounted for, at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

At each reporting period, the Company makes a qualitative assessment considering impairment indicators to evaluate whether the investment is impaired.

●	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Land and building	Shorter of 50 years or lease term
Furniture, fixtures and equipment	5 years
Computer equipment	3 years
Motor vehicle	3 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Accounts payable

Accounts payable represent commission payable to the Company’s financial advisors for the sale of investment funds, investment products, or insurance products. The carrying amount approximates fair value because of the short maturity.

●	Borrowings

Borrowings are recognized at fair value and repayable in the next twelve months. Interest expense is recognized on a fixed interest rate.

As of September 30, 2022, the Company obtained a mortgage loan from a finance company in Hong Kong, which bears annual interest at a fixed rate of 10.85% and becomes repayable in September 2023.

●	Revenue Recognition

The Company receives certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASC Topic 606").

ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Certain portion of the Company's income is derived from contracts with customers, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC Topic 606, as follows:

One-time commissions

The Company earns one-time commissions from the sale of investment products to customers. The Company enters into one-time commission agreements with customers which specify the key terms and conditions of the arrangement. One-time commissions are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges, and typically paid on or shortly after the transaction is completed. Upon the purchase of an investment product, the Company earns a one-time commission from customers, calculated as a fixed percentage of the investment products acquired by its customers. The Company defines the “purchase of an investment product” for its revenue recognition purpose as the time when the customers referred by the Company has entered into a subscription contract with the relevant product provider and, if required, the customer has transferred a deposit to an escrow account designated by the Company to complete the purchase of the investment products. After the contract is established, there are no significant judgments made when determining the one-time commission price. Therefore one-time commissions are recorded at point in time when the investment product is purchased.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company also facilitates the arrangement between insurance providers and individuals or businesses by providing insurance placement services to the insureds, and is compensated in the form of one-time s from the respective insurance providers. The Company primarily facilitates the placement of life, general and MPF insurance products. The Company determines that insurance providers are the customers.

The Company primarily earns commission income arising from the facilitation of the placement of an effective insurance policy, which is recognized at a point in time when the performance obligation has been satisfied upon execution of the insurance policy as the Company has no future or ongoing obligation with respect to such policies. The commission fee rate, which is paid by the insurance providers, based on the terms specified in the service contract which are agreed between the Company and insurance providers for each insurance product being facilitated through the Company. The commission earned is equal to a percentage of the premium paid to the insurance provider. Commission from renewed policies is variable consideration and is recognized in subsequent periods when the uncertainty around variable consideration is subsequently resolved (e.g., when customer renews the policy).

In accordance with ASC Topic 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its channels and independent contractors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue in a gross or net basis depends upon whether the Company has control over the services prior to transferring it. Control is demonstrated by the Company which is primarily responsible for fulfilling the provision of placement services through the Company’s licensed insurance brokers to provide agency services. The commissions from insurance providers are recorded on a gross basis and commission paid to independent contractors or channel costs are recorded as commission expense in the statements of operations.

The Company also offers the sale solicitation of real estate property to the final customers and is compensated in the form of commissions from the corresponding property developers pursuant to the service contracts. Commission income is recognized at a point of time upon the sale contracts of real estate property is signed and executed.

Recurring service fees

The Company provides asset management services to investment funds or investment product providers in exchange for recurring service fees. Recurring service fees are determined based on the types of investment products the Company distributes and are calculated as a fixed percentage of the fair value of the total investment of the investment products, calculated daily. These customer contracts require the Company to provide investment management services, which represents a performance obligation that the Company satisfies over time. After the contract is established, there are no significant judgments made when determining the transaction price. As the Company provides these services throughout the contract term, for the method of calculating recurring service fees, revenue is calculated on a daily basis over the contract term, quarterly billed and recognized. Recurring service agreements do not include rights of return, credits or discounts, rebates, price protection, performance component or other similar privileges and the circumstances under which the fixed percentage fees, before determined, could be not subject to clawback. Payment of recurring service fees are normally on a regular basis (typically monthly or quarterly).

Interest income

The Company offers money lending services from loan origination in form of mortgage and personal loans. Interest income is recognized monthly in accordance with their contractual terms and recorded as interest income in the condensed combined statement of operations. The Company does not charge prepayment penalties from its customers. Interest income on mortgage and personal loans is recognized as it accrued using the effective interest method. Accrual of interest income on mortgage loans is suspended at the earlier of the time at which collection of an account becomes doubtful or the account becomes 180 days delinquent.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Disaggregation of Revenue

The Company has disaggregated its revenue from contracts with customers into categories based on the nature of the revenue. The following table presents the revenue streams by segments, with the presentation revenue categories presented on the condensed combined statements of operations for the periods indicated:

	For the nine months ended September 30, 2022
	Asset management service	Insurance brokerage service	Money lending service	Real estate agency service	Total

Interest income:
Loans	$-	$-	$137,454	$-	$137,454

Non-interest income:
One-time commissions	1,463,366	14,306,599	-	162,806	15,932,771
Recurring service fees	3,339,922	-	-	-	3,339,922

	$4,803,288	$14,306,599	$137,454	$162,806	$19,410,147

	For the nine months ended September 30, 2021
	Asset management service	Insurance brokerage service	Money lending service	Real estate agency service	Total

Interest income:
Loans	$-	$-	$859,843	$-	$859,843

Non-interest income:
One-time commissions	3,157,933	732,859	-	136,683	4,027,475
Recurring service fees	4,086,718	-	-	-	4,086,718

	$7,244,651	$732,859	$859,843	$136,683	$8,974,036

●	Cost Allocation

Cost allocation includes allocation of certain general and administrative, selling expenses and other operating costs paid by the Shareholder. General and administrative expenses consist primarily of payroll and related expenses of senior management and the Company’s employees, shared management expenses, including accounting, consulting, legal support services, rent, and other expenses to provide operating support to the related businesses. Allocated selling expense was mainly marketing expenses. These allocations are made using a proportional cost allocation method by considering the proportion of revenues, headcounts as well as estimates of time spent on the provision of services attributable to the Company.

●	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income (loss), as presented in the accompanying condensed combined statements of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC Topic 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC Topic 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the nine months ended September 30, 2022 and 2021, the Company did not have any interest and penalties associated with tax positions. As of September 30, 2022and December 31, 2021, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Segment Reporting

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews combined results when making decisions about allocating resources and assessing performance of the Company. Based on management’s assessment, the Company determined that it has the following operating segments:

Entities:	Segments		Business Activities

B2B	Insurance Brokerage Business	-	Facilitating the placement of insurance products to the Insured, through the licensed insurance brokers or agents, in exchange for the commission from the insurance providers

	Asset Management Business	-	Providing the portfolio management services to the customers to earn the commission or recurring asset management service fee
		-	Facilitating the placement of investment products for the fund and/or product provider, in exchange for the fund management services

	Money Lending Business	-	Providing the lending services whereby the Company makes secured and/or unsecured loans to creditworthy customers

	Real Estate Agency Business	-	Solicitation of real estate sales for the developers, in exchange for one-time commissions

Fintech	Fintech Business	-	Managing an ensemble of fintech investments and operating a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing since its launch in November 2020

All of the Company’s revenues were generated in Hong Kong.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Related Parties

The Company follows the ASC Topic 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and Contingencies

The Company follows the ASC Topic 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC Topic 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC Topic 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, accounts payable, escrow liabilities, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of loan receivables approximate the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing. The Company obtains a third-party valuation based upon loan level data including interest rate, type and term of the underlying loans.

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table presents information about the Company’s assets that were measured at fair value on a recurring basis as of September 30, 2022 and December 31, 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	September 30,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2022	(Level 1)	(Level 2)	(Level 3)

Assets:
Marketable equity securities	$4,956,011	$4,956,011	$-	$-
Non-marketable equity securities	$27,426,646	$-	$-	$27,426,646

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2021	(Level 1)	(Level 2)	(Level 3)

Assets:
Marketable equity securities	$7,795,479	$7,795,479	$-	$-
Non-marketable equity securities	$25,496,534	$-	$-	$25,496,534

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

●	Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 2 － SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-13, Financial Instruments — Credit Losses (Topic 326). The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) — Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyses financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects the adoption will have on its unaudited condensed combined financial statements.

In October 2020, the FASB issued ASU 2020-08, Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs, which clarifies that, for each reporting period, an entity should reevaluate whether a callable debt security is within the scope of ASC 310-20-35-33. For public business entities, ASU 2020-08 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early application is not permitted. For all other entities, ASU 2020-08 is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. This Update is not expected to have a significant impact on the Company’s unaudited condensed combined financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements, which makes minor technical corrections and clarifications to the ASC. The amendments in Sections B and C of the ASU are effective for annual periods beginning after December 15, 2020, for public business entities. For all other entities, the amendments are effective for annual periods beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. This Update is not expected to have a significant impact on the Company’s unaudited condensed combined financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated financial position, statements of operations and cash flows.

NOTE 3 － LIQUIDITY AND GOING CONCERN

The accompanying unaudited condensed combined financial statements were prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. For the nine months ended September 30, 2022, the Company incurred a net loss of $13,732,251 and reported a working capital deficit of $14,345,317 as of September 30, 2022. Also, the historical operating results indicate the Company has recurring losses from operations which raise the question related to the Company’s ability to continue as a going concern. As of September 30, 2022, the Company has the cash and cash equivalents of $16.3 million.

The ability to continue as a going concern is dependent on the Company’s ability to successfully implement its plans. The Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures. In parallel, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance the Company’s business development activities, general and administrative expenses and growth strategy. These alternatives include external borrowings and continue to pursue fundraising in the next twelve months. Although there is no assurance that, if needed, the Company will be successful with its fundraising initiatives, the Company believes that the business combination transaction significantly increases its ability to access the capital going forward. The combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Without realization of additional capital, there is substantial doubt about the Company can continue as a going concern until such time, as the Company has obtained adequate and continuing financial support from its major shareholder to meet its debts as they fall due and sustain the operation through the next 12 months from the date that these unaudited condensed combined financial statements were made available to issue.

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 4 － RESTRICTED CASH — FUND HELD IN ESCROW

As of September 30, 2022 and December 31, 2021, the Company has $34,678,192 and $34,485,797 fund held in escrow, respectively. Fund held in escrow primarily comprised of escrow funds held in bank accounts on behalf of the Company’s customers. The Company is currently acted as a custodian to manage the assets and investment portfolio on behalf of its customers under the terms of certain contractual agreements, which the Company does not have the right to use for any purposes, other than managing the portfolio. Upon receiving escrow funds, the Company records a corresponding escrow liability.

NOTE 5 － ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of
	September 30, 2022	December 31, 2021
Accounts receivable	$2,601,787	$1,003,303
Accounts receivable – related parties	177,393	238,892
Less: allowance for doubtful accounts	(93,943)	(94,576)
Accounts receivable, net	$2,685,237	$1,147,619

The accounts receivable due from related parties represented the management service rendered to the portfolio assets of a related companies, which are controlled by the Shareholder, for a compensation of asset management service fee income at the predetermined rate based on the respective portfolio of asset values invested by the final customers. The amount is unsecured, interest-free and repayable on demand.

The following table presents the activity in the allowance for doubtful accounts for the nine months ended September 30, 2022 and the year ended December 31, 2021.

	As of
	September 30, 2022	December 31, 2021
Balance at beginning of period	$94,576	$95,121
Foreign translation adjustment	(633)	(545)
Balance at end of period	$93,943	$94,576

For the nine months ended September 30, 2022 and 2021, the Company had no provision for the allowance of doubtful accounts. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

At September 30, 2022 and December 31, 2021, no outstanding accounts are 90 days or more past due.

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 6 － LOANS RECEIVABLES, NET

The Company’s loan portfolio was as follows:

	As of
	September 30, 2022	December 31, 2021

Mortgage loans (residential)	$1,583,886	$3,908,925
Personal loans from affiliates, unsecured	76,286	76,799
Total loans	1,660,172	3,985,724
Less:allowance for loan losses	(76,286)	(76,799)
Loans receivables, net	$1,583,886	$3,908,925

Reclassifying as:
Current portion	$513,420	$123,611
Non-current portion	1,070,466	3,785,314
Loans receivables, net	$1,583,886	$3,908,925

The interest rates on loans issued ranged between 6.25% and 10.00% (2021: 6.25% to 10.00%) per annum for the nine months ended September 30, 2022. Majority of loans are mortgage loans and secured by collateral in the pledge of the underlying real estate properties owned by the borrowers.

All loans are made to either business or individual customers in Hong Kong for a period of 3 to 25 years.

The following table presents the activity in the allowance for loan losses as of and for the nine months ended September 30, 2022 and the year ended December 31, 2021.

	As of
	September 30, 2022	December 31, 2021

Balance at beginning of period	$76,799	$88,436
Written-off	-	(11,637)
Foreign translation adjustment	(513)	-
Balance at end of period	$76,286	$76,799

For the nine months ended September 30, 2022 and 2021, the Company had no provision for the allowance of loan losses.

Allowance for loan losses is estimated on a bi-annual basis based on an assessment of specific evidence indicating doubtful collection, historical experience, loan balance aging and prevailing economic conditions.

AGE ANALYSIS LOANS BY CLASS

All classes of loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Interest and fees continue to accrue on past due loans until the date the loan is placed in nonaccrual status, if applicable. The following table includes an aging analysis of loans as of the dates indicated. Also included in the table below are loans that are 90 days or more past due as to interest and principal and still accruing interest, because they are well-secured and in the process of collection.

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 6 － LOANS RECEIVABLES, NET (cont.)

Age Analysis of Loans by Class
	Mortgage loans	Personal loans	As of September 30, 2022	Mortgage loans	Personal loans	As of December 31, 2021
	$	$	$	$	$	$
Within credit term	1,583,886	-	1,583,886	3,908,925	-	3,908,925
Past due:
30-59 days	-	-	-	-	-	-
60-89 days	-	-	-	-	-	-
90 or more days due and still accruing	-	-	-	-	-	-
Nonaccrual	-	-	-	-	-	-
Total loans	1,583,886	-	1,583,886	3,908,925	-	3,908,925

LOAN MATURITY BY CLASS

The following table presents the maturities of loan balances for the periods presented:

Maturities	Mortgage loans	Personal loans	As of September 30, 2022	Mortgage loans	Personal loans	As of December 31, 2021
	$	$	$	$	$	$
Within 1 year	513,420	-	513,420	123,611	-	123,611
1-5 years	-	-	-	1,160,591	-	1,160,591
5-10 years	-	-	-	939,081	-	939,081
More than 10 years	1,070,466	-	1,070,466	1,685,642	-	1,685,642
Total loans	1,583,886	-	1,583,886	3,908,925	-	3,908,925

Interest on loans receivable is accrued and credited to income as earned. The Company determines a loan’s past due status by the number of days that have elapsed since a borrower has failed to make a contractual loan payment. Accrual of interest is generally discontinued when either (i) reasonable doubt exists as to the full, timely collection of interest or principal or (ii) when a loan becomes past due by more than 180 days (The further extension of loan past due status is subject to management final approval and on case-by-case basis).

CREDIT QUALITY INFORMATION

The Company uses internally-assigned risk grades to estimate the capability of borrowers to repay the contractual obligations of their loan agreements as scheduled or at all. The Company’s internal risk grade system is based on experiences with similarly graded loans and the assessment of borrower credit quality, such as, credit risk scores, collateral and collection history. Individual credit scores are assessed by credit bureau, such as TransUnion. Internal risk grade ratings reflect the credit quality of the borrower, as well as the value of collateral held as security. The Company requires collateral arrangements to all mortgage loans and has policies and procedures for validating the reasonableness of the collateral valuations on a regular basis. Management believes that these policies effectively manage the credit risk from advances.

The Company’s Internally assigned risk grades are as follows:

Pass: Loans are of acceptable risk.

Other Assets Especially Mentioned (OAEM): Loans have potential weaknesses that deserve management’s close attention.

Substandard: Loans reflect significant deficiencies due to several adverse trends of a financial, economic or managerial nature.

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 6 － LOANS RECEIVABLES, NET (cont.)

Doubtful: Loans have all the weaknesses inherent in a substandard loan with added characteristics that make collection or liquidation in full based on currently existing facts, conditions and values highly questionable or improbable.

Loss: Loans have been identified for charge-off because they are considered uncollectible and of such little value that their continuance as bankable assets is not warranted.

The following table presents credit quality exposures by internally assigned risk ratings as of the dates indicated:

Credit grades	Mortgage loans	Personal loans	As of September 30, 2022	Mortgage loans	Personal loans	As of December 31, 2021
	$	$	$	$	$	$
Pass	1,583,886	-	1,583,886	3,908,925	-	3,908,925
Other assets especially mentioned	-	-	-	-	-	-
Substandard	-	-	-	-	-	-
Doubtful	-	-	-	-	-	-
Loss	-	-	-	-	-	-
Total loans	1,583,886	-	1,583,886	3,908,925	-	3,908,925

NOTE 7 － EARNEST DEPOSIT

During the nine months ended September 30, 2022, the Company made a refundable earnest deposit of $7.84 million for the purchase of 4,158,963 shares of Investment A from the Shareholder. The purchase price is amounted to approximately $6.56 million at the historical cost. The transaction was completed on April 20, 2022. This transaction is recorded based on the historical cost to the Legacy Group accordingly.

As of December 31, 2021, earnest deposit represented a refundable deposit of $7.20 million for the purchase of an office premises from the Shareholder. The purchase price is amounted to approximately $8.00 million at the current market value. The transaction was completed on January 25, 2022. This transaction is recorded based on the historical cost to the Legacy Group accordingly.

NOTE 8 － LONG-TERM INVESTMENTS, NET

Long-term investments, net consisted of the following:

	As of
	Ownership interest	September 30, 2022	Ownership interest	December 31, 2021

Marketable equity securities
Investment C	0.47%	$4,956,011	0.47%	$7,795,479

Non-marketable equity securities:
Investment A	8.37%	10,880,531	3.55%	5,790,115
Investment B	3.30%	1,264,111	3.30%	1,270,848
Investment D	5.11%	14,762,237	5.11%	17,912,302
Investment E	4.00%	519,767	4.00%	523,269
Total		27,426,646		25,496,534
Net carrying value		$32,382,657		$33,292,013

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 8 － LONG-TERM INVESTMENTS, NET (cont.)

Equity Method Investments

The Company generally accounts for these investments in equity security under the equity method in compliance of ASC Topic 323. Investments where the Company has significant influence, but not control, over the investee are accounted for under the equity method. These equity method investments are stated at cost, adjusted for the Company’s share of the investee’s earnings or losses, which are reflected in the combined statements of operations. The Company periodically reviews the investments for other than temporary declines in fair value below cost and more frequently when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

As of September 30, 2022, the Company had no equity method investment as all the equity investments were disposed during the year ended December 31, 2021.

During the nine months ended September 30, 2021, the Company sold the entire interest (51%) in Investee A to the Shareholder for a consideration of $159,530 at its net carrying value, resulted with a loss on the sale of $32,850.

During the nine months ended September 30, 2021, the Company sold the entire interest in Investee B to JP Morgan Chase for a cash consideration of approximately $186.8 million, resulted with a realized gain of approximately $139.2 million.

For the nine months ended September 30, 2022 and 2021, the Company recorded a loss of nil and $1,596,561 on equity method investment, respectively.

Debt Securities

Investment in debt securities consist of corporate bonds issued by the Company’s Shareholder which are classified as held-to-maturity and carried at cost, adjusted for the amortization of premiums and the accretion of discounts using the level-yield method over the remaining period until maturity. In November 2021, the corporate bonds were fully redeemed by the Shareholder. The Company earned the interest income of nil and $180,264 for the nine months ended September 30, 2022 and 2021, respectively.

Investments in Equity Securities

Investments in equity securities, such as, marketable securities, are accounted for at fair value with changes in fair value recognized in net income (loss). Investment C was previously classified as non-marketable equity securities. During the nine months ended September 30, 2021, Investment C was listed and publicly traded on Nasdaq Stock Exchange in March 2021 and there was a transfer into Level 1 from Level 3 in the fair value hierarchy of Investment C, as a result of a change in market liquidity.

As of September 30, 2022 and December 31, 2021, Investment C was recorded at fair value of $4,956,011 and $7,795,479, which were traded at a closing price of $4.99 and $7.85 per share, respectively.

For the nine months ended September 30, 2022, the Company had an unrealized loss of $2,793,242 in the changes in fair value. For the nine months ended September 30, 2021, the Company had an unrealized loss of $2,919,038 in the changes in fair value.

TAG INTERNATIONAL LIMITED AND

TAG ASIA CAPITAL HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE 8 － LONG-TERM INVESTMENTS, NET (cont.)

Investments in Non-Marketable Equity Securities

Investments in non-marketable equity securities consist of ordinary or preferred shares in privately owned companies and investments in limited liability companies in which the Company’s interests are deemed minor and long-term, strategic investments in companies that are in various stages of development. These investments do not have readily determinable fair values and, therefore, are reported at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

Management assesses each of these investments on an individual basis, subject to a periodic impairment review and considers qualitative and quantitative factors including the investee’s financial condition, the business outlook for its products and technology, its projected results and cash flow, financing transactions subsequent to the acquisition of the investment, the likelihood of obtaining subsequent rounds of financing and cash usage. The Company is not required to determine the fair value of these investments unless impairment indicators existed. When an impairment exists, the investment will be written down to its fair value by recording the corresponding charge as a component of other income (expense), net. Fair value is estimated using the best information available, which may include cash flow projections or other available market data.

The following table presents the changes in fair value of non-market equity securities which are measured using Level 3 inputs at September 30, 2022 and December 31, 2021:

	As of
	September 30, 2022	December 31, 2021
Balance at beginning of period	$25,496,534	$39,416,469
Additions	6,560,122	3,427,791
Change from Level 3 to Level 1	-	(20,194,196)
Adjustments:
Upward adjustments	-	3,531,464
Foreign exchange adjustment	(4,630,010)	(684,994)
Balance at end of period	$27,426,646	$25,496,534

Cumulative unrealized gains and losses, included in the carrying value of the Company’s non-marketable equity securities

Downward adjustments (including impairment)	$(20,356,051)	$(20,356,051)
Upward adjustments	$4,072,336	$4,072,336

Investment income is recorded as other income in the Company’s unaudited condensed combined statements of operations and consisted of the following:

	For the nine months ended September 30,
	2022	2021
Marketable equity securities:
Unrealized (loss) gain from the changes in fair value – Investment C	$(2,793,242)	$(2,919,038)

Non-marketable equity securities:
Unrealized losses (including impairment)	-	-
Realized gains – Investee B	-	139,210,188
Investment (loss) income, net	$(2,793,242)	$136,291,150

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 9 － PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of
	September 30, 2022	December 31, 2021
As cost:
Land and building	$7,841,789	$1,888,450
Furniture, fixtures and equipment	13,341	10,868
Computer equipment	53,682	60,287
Motor vehicles	108,412	109,143
	8,017,224	2,068,748
Less: accumulated depreciation	(693,333)	(415,290)
Property and equipment, net	$7,323,891	$1,653,458

During the nine months ended September 30, 2022, the Company purchased an office premises from the Shareholder, through the acquisition of TRHL and PVL, which were previously controlled by the Shareholder. The purchase price was amounted to approximately $6.0 million at the net carrying value. The transaction was completed on January 25, 2022 and recorded at the historical cost accordingly.

The Company accounted for this acquisition as an asset acquisition under ASC Topic 805 and the Company adopted the Regulation S-X and concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, are not required to be presented.

Depreciation expense for the nine months ended September 30, 2022 and 2021 were $288,230 and $34,111, respectively.

NOTE 10 － RECEIVABLE FROM THE SHAREHOLDER

The Company’s receivable from the Shareholder as of September 30, 2022 represents the temporary advances by the Company. These receivables due from the Shareholder are unsecured, interest-free and due on demand. Receivable from the Shareholder is presented as a reduction of the shareholder’s equity pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G. These amounts were settled by offsetting against the subsequent acquisition of a non-marketable equity investment from the Shareholder.

NOTE 11 － INCOME TAXES

The provision for income taxes consisted of the following:

	Nine months ended September 30,
	2022	2021
Current tax	$232,540	$23,505,816
Deferred tax	-	-
Income tax expense	$232,540	$23,505,816

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 11 － INCOME TAXES (cont.)

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

BVI

Under the current BVI law, the Company is not subject to tax on income.

Hong Kong

The Company’s subsidiaries operating in Hong Kong is subject to the Hong Kong Profits Tax at the income tax rates ranging from 8.25% to 16.5% on the assessable income arising in Hong Kong during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on (loss) income before income taxes for the nine months ended September 30, 2022 and 2021 are as follows:

	Nine months ended September 30,
	2022	2021

(Loss) income before income taxes	$(13,499,711)	$130,919,056
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	(2,227,452)	21,601,644
Income not subject to taxes	(19,449)	(50,354)
Non-deductible items:
- Items not subject to tax deduction	1,893,118	1,150,063
- Investment loss not subject to tax deduction	460,885	729,900
Net operating loss	146,504	95,807
Tax holiday	(21,066)	(21,244)
Income tax expense	$232,540	$23,505,816

The following table sets forth the significant components of the deferred tax liabilities and assets of the Company as of September 30, 2022 and December 31, 2021:

	As of
	September 30, 2022	December 31, 2021
Deferred tax liabilities:
Accelerated depreciation	$39,097	$-
	39,097	-

Deferred tax assets, net:
Net operating loss carryforwards	2,470,617	2,483,436
Less: valuation allowance	(2,470,617)	(2,483,436)
	-	-
Deferred tax liabilities, net	$39,097	$-

As of September 30, 2022 and December 31, 2021, the operations incurred $15.0 million and $15.1 million, respectively of cumulative net operating losses which can be carried forward to offset future taxable income. Net operating loss can be carried forward indefinitely but cannot be carried back to prior years. There are no group relief provisions for losses or transfers of assets under Hong Kong tax regime. Each company within a corporate group is taxed as a separate entity. The Company has provided for a full valuation allowance against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes that it is more likely than not that these assets will not be realized in the future. The valuation allowance is reviewed annually.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of September 30, 2022 and December 31, 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the nine months ended September 30, 2022 and 2021 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from September 30, 2022.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 12 － SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

Currently, the Company has five business segments comprised of the following products and services:

●	Asset management business, offering wealth management service and distributing a board suite of funds and financial products, through the Hong Kong Securities and Futures Commission (SFC) licenses;

●	Insurance brokerage business, covering life insurance, property-casualty insurance brokerage and mandatory provident fund (MPF) products through the Hong Kong Insurance Authority and the Mandatory Provident Fund Schemes Authority (MPFA) licenses;

●	Money lending business, offering mortgages and personal loans, through the Hong Kong money lender’s license; and

●	Real estate agency business, providing one-stop sales, leasing, agency and advisory services for international real estates; and

●	Fintech business, managing an ensemble of fintech investments and operating a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing since its launch in November 2020.

The five operating segments were determined based primarily on how the chief operating decision maker views and evaluates the operations. Operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance. Other factors, including market separation and customer specific applications, go-to-market channels, products and services are considered in determining the formation of these operating segments.

The following tables present the summary information by segment for the nine months ended September 30, 2022 and 2021:

	For the nine months ended September 30, 2022
	Asset management	Insurance brokerage	Money lending	Real estate agency	Fintech	Total

Revenue, net
Segment revenue	$4,803,288	$14,306,599	$137,454	$162,806	$4,330	$19,414,477
Less: inter-segment	-	-	-	-	(4,330)	(4,330)
	4,803,288	14,306,599	137,454	162,806	-	19,410,147

Commission expense	1,517,648	9,630,556	-	70,978	-	11,219,182
Depreciation	563	623	29,997	256,257	790	288,230
Income (loss) from operations	(3,145,470)	(1,701,069)	12,956	(462,178)	(1,149,989)	(6,445,750)
Capital expenditures	-	-	-	-	-	-
Total assets	$39,523,257	$5,656,231	$3,321,460	$10,405,675	$36,647,101	$95,553,724

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 12 － SEGMENT INFORMATION (cont.)

	For the nine months ended September 30, 2021
	Asset management	Insurance brokerage	Money lending	Real estate agency	Fintech	Total

Revenue, net
Segment revenue	$7,244,651	$732,859	$859,843	$136,683	$-	$8,974,036
Less: inter-segment	-	-	-	-	-	-
	7,244,651	732,859	859,843	136,683	-	8,974,036

Commission expense	2,655,450	251,667	-	46,861	-	2,953,978
Depreciation	400	323	31,300	-	2,088	34,111
Income (loss) from operations	1,478,041	(3,731,762)	621,864	(154,133)	(2,562,494)	(4,348,484)
Capital expenditures	-	-	-	-	-	-
Total assets	$49,723,631	$1,148,729	$10,696,301	$178,093	$225,362,027	$287,108,781

All of the Company’s customers and operations are based in Hong Kong.

NOTE 13 － RELATED PARTY BALANCES AND TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by the Shareholder. Amounts represent advances or amounts paid in satisfaction of liabilities.

Related party balances consisted of the following:

		As of
		September 30, 2022	December 31, 2021

Balance with related parties:
Accounts receivable	(a)	$177,393	$238,892
Non-marketable equity securities – Investment E	(b)	519,767	523,269

Balance with Shareholder:
Earnest deposit	Note 7	-	7,182,131
Receivable from the Shareholder	Note 10	$3,165,188	$29,562,195

(a)	Accounts receivable due from related parties represented the management service rendered to two (2) individual close-ended investment private funds registered in the Cayman Islands, which is controlled by the Shareholder.
(b)	The Company purchased 4% equity interest in Investment E from a related party in May 2021, based on its historical cost.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 13 － RELATED PARTY BALANCES AND TRANSACTIONS (cont’d)

In the ordinary course of business, during the nine months ended September 30, 2022 and 2021, the Company involved with transactions, either at cost or current market prices and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the periods as presented (for the portion of such period that they were considered related):

		For the nine months ended September 30,
		2022	2021
Transaction with related parties:
Asset management service income	(c)	$725,193	$701,294
Management fee income	(d)	-	63,735
Interest income on debt securities	(e)	-	180,040
Commission expenses	(f)	131,182	191,748

Transaction with the Shareholder:
Interest expense on note payable to the Shareholder	(g)	-	483,519
Office and operating fee charge	(h)	1,563,673	1,958,725
General and administrative expense allocated	(i)	817,968	638,113
Purchase of investment from the Shareholder	(j)	6,560,122	525,704
Purchase of office building from the Shareholder	(k)	5,995,249	-
Special dividends declared to the Shareholder	(l)	$47,000,000	$-

(c)	Under the Management Agreement, the Company shall provide management service to the portfolio assets held by two (2) individual close-ended investment private funds in the Cayman Islands, which is controlled by the Shareholder, for a compensation of asset management service fee income at the predetermined rate based on the respective portfolio of asset values invested by the final customers.
(d)	The Company received the management fee income, including the reimbursement of rent, rates and building management fee from a related company, which is related and controlled by a common director, Mr. Yap E Hock.
(e)	The Company earned interest income on the corporate bonds issued by the Shareholder, at the annual rate of 6% and it was matured in November 2021.
(f)	Commission fee on insurance brokerage and asset management referral at the predetermined rate based on the service fee.
(g)	Under the Letters of Acknowledgement and Undertaking, the Company agreed to pay an interest expense at the annual rate of 2% per annum, based on the monthly outstanding balance. The balance was fully repaid during the year ended December 31, 2021.
(h)	Pursuant to the Service Agreement, the Company agreed to pay the office and administrative expenses to the Shareholder for the use of office premises, including, among other things, building management fees, government rates and rent, office rent, and lease-related interest and depreciation that were actually incurred by the Shareholder. Also, the Shareholder charged back the reimbursement of legal fee and debt collection fee in the ordinary course of business.
(i)	Certain amounts of general and administrative expenses were allocated by the Shareholder.
(j)	The Company purchased 4,158,963 shares of Investment A from the Shareholder at the historical cost and the transaction was completed in April 2022.
(k)	The Company purchased an office building from the Shareholder in January 2022, based on its historical cost.
(l)	On January 18, 2022, Fintech approved to declare and distribute a special dividend of $47 million to TAG Holdings Limited, the shareholder who represented 1 ordinary share of Fintech. The dividends were paid by offsetting the receivable due from the Shareholder and the remaining balance was paid by cash. The special dividend distribution was made due to the investment income from the sale of Nutmeg in September 2021.

Apart from the transactions and balances detailed elsewhere in these accompanying unaudited condensed combined financial statements, the Company has no other significant or material related party transactions during the periods presented.

NOTE 14 － SHAREHOLDER’S EQUITY

Dividend distribution

On January 18, 2022, Fintech approved to declare and distribute a special dividend of $47 million to TAG Holdings Limited, the shareholder who represented 1 ordinary share of Fintech. The dividends were paid by offsetting the receivable due from the Shareholder and the remaining balance was paid by cash. The special dividend distribution was made due to the investment income from the sale of Nutmeg in September 2021.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 15 － CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the nine months ended September 30, 2022, there was no single customer who accounted for 10% or more of the Company’s revenues.

For the nine months ended September 30, 2021, there was no single customer who accounted for 10% or more of the Company’s revenues.

All of the Company’s major customers are located in Hong Kong.

(b)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately $64,103) if the bank with which an individual/a company hold its eligible deposit fails. As of September 30, 2022, cash and cash equivalents of $16.3 million and fund held in escrow of $34.7 million were maintained at financial institutions in Hong Kong, of which approximately $51.0 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts and loans receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts and loan losses based on the estimated realizable value. Credit of money lending business is controlled by the application of credit approvals, limits and monitoring procedures.

The Company uses internally-assigned risk grades to estimate the capability of borrowers to repay the contractual obligations of their loan agreements as scheduled or at all. The Company’s internal risk grade system is based on experiences with similarly graded loans and the assessment of borrower credit quality, such as, credit risk scores, collateral and collection history. Individual credit scores are assessed by credit bureau, such as TransUnion. Internal risk grade ratings reflect the credit quality of the borrower, as well as the value of collateral held as security. To minimize credit risk, the Company requires collateral arrangements to all mortgage loans and has policies and procedures for validating the reasonableness of the collateral valuations on a regular basis. Management believes that these policies effectively manage the credit risk from advances.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 15 － CONCENTRATIONS OF RISK (cont.)

The Company’s third-party customers that represent more than 10% of total combined loans receivable, and their related net loans receivable balance as a percentage of total combined loans receivable, as of September 30, 2022 and December 31, 2021 were as follows:

	As of
	September 30, 2022	December 31, 2021

Customer A	-	59.0%
Customer B	37.4%	15.3%
Customer C	31.6%	13.0%
Customer D	31.0%	12.6%

(c)	Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(d)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Sterling and HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

For the nine months ended September 30, 2022 and 2021, the Company recorded the foreign exchange loss of $4,690,476 and $41,172, respectively.

(e)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 15 － CONCENTRATIONS OF RISK (cont.)

(f)	Risk from Coronavirus (“COVID-19”)

The ongoing outbreak of the novel coronavirus (COVID-19) has spread rapidly to many parts of the world. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in Hong Kong from February to mid-March 2020. All of the Company’s business operations and the workforce are concentrated in Hong Kong, so the Company closed offices and implemented work-from-home policy during that period. Due to the nature of the Company’s business, the impact of the closure on the operational capabilities was not significant. However, the Company’s customers were negatively impacted by the pandemic and reduce their budgets on investment portfolio. However, the resurgence of the Omicron variant of COVID-19, which is presently thought to be the most transmissible and contagious variant of COVID-19, has caused a surge in COVID-19 cases in Hong Kong, since March 2022. The impact of the Omicron variant, or other variants that may emerge in the future, cannot be predicted at this time, and could depend on numerous factors, including the availability of vaccines in different parts of the world, vaccination rates, the effectiveness of COVID-19 vaccines against future variants, and the response by governmental bodies to reinstate mandated business closures, orders to “shelter in place” and travel and transportation restrictions. The Company has suffered from significant and continuing disruption to consumer activity.

Additionally, the Company has experienced labor constraints resulting from COVID-19-related quarantine measures or employee turnover due to resistance to vaccine mandates imposed by local governments or the customers. The Company suffered from significant disruption to operational activities and staffing shortages, which could have a material adverse effect on our business, financial condition and results of operation. Potential impact to the Company’s results of operations for 2022 will also depend on economic impact due to the pandemic and if any future resurgence of the virus globally, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in 2022.

NOTE 16 － COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company is involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As at September 30, 2022, the Company involved with various legal proceedings:-

Action Case: HCA702/2018 On March 27, 2018, the writ of summons was issued against the Company and seven related companies of the former shareholder by the Plaintiff. This action alleged the infringement of certain registered trademarks currently registered under the Plaintiff. On August 23, 2018, the Company filed the Defense and Counterclaim against the Plaintiff for the breach of fiduciary duties by causing those registered trademarks being transferred to the Plaintiff at nominal value. The court hearing (not the trial itself) was taken place on May 30, 2022 and it is expected that the case will be on trial in early 2023. The Company continues to cooperate in this matter. At this stage in the proceedings, the Company is unable to determine the probability of the outcome of the matter or the range of reasonably possible loss, if any.

Action Case: HCA765/2019 On April 30, 2019, the writ of summons was issued against the Company’s subsidiary, three related companies and the former directors, shareholders and financial consultant by the Plaintiff. This action alleged the deceit and misrepresentation from an inducement of the fund subscription and claimed for compensatory damage of approximately $2 million (equal to HK$17.1million). The Company acquired this defendant subsidiary in March 2019. The Company considered a legal action to indemnify the loss from the defendant shareholders and directors in connection with the sale of business. This action is still at an early stage of legal proceedings and no court trial is confirmed. The Company continues to cooperate in this matter. At this stage in the proceedings, the Company is unable to determine the probability of the outcome of the matter or the range of reasonably possible loss, if any.

TAG INTERNATIONAL LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

NOTE 16 － COMMITMENTS AND CONTINGENCIES (cont.)

Action Case: HCA2097 and 2098/2020 On December 15, 2020, the writs of summons were issued against the Company and the former consultant by the Plaintiff. This action alleged the misrepresentation and conspiracy causing the loss from the investment in corporate bond and claimed for compensatory damage of approximately $1.67 million (equal to HK$13 million). The Company filed the defense to the High Court of Hong Kong in March 2021. The Company commenced mediation discussion with the plaintiff in March 2022 and no consensus was reached. This action was scheduled for a Case Management Summons hearing in August 2022 and no court trial has been confirmed. The Company believed that the settlement amount was highly unlike to exceed 50% of the principal amount and the Company recorded an estimated liability for this matter. In June 2022, the Company received the settlement offer of approximately $0.92 million from the Plaintiff and the Company accepted to pay the final settlement. The Company previously made $0.84 million as contingency loss for the year ended December 31, 2021 and further accrued the remaining balance of $0.08 million in June 2022. Subsequently in October 2022, the Company has exchanged witness statements with the Plaintiffs and there is no change on the settlement.

The Company makes a provision for a liability relating to legal matters when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed at least each fiscal quarter and adjusted to reflect the impacts of negotiations, estimate settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. Legal fees are expensed in the period in which they are incurred.

NOTE 17 － SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before unaudited condensed combined financial statements are issued, The Company has assessed all events from September 30, 2022, up through December 19, 2022, which is the date that these unaudited condensed combined financial statements are available to be issued, unless as disclosed below, there are not any material subsequent events that require disclosure in these unaudited condensed combined financial statements.

On October 31, 2022, the Company entered into a sale and purchase agreement with the Shareholder to acquire 4% equity interest of LC Healthcare Fund I, L.P. for a cash consideration of $9.64 million. This transaction will be recorded based on its historical cost of the Legacy Group.

On November 14, 2022, the Company and its sole shareholder completed its business combination with AGBA Acquisition Limited (“Old AGBA”). Through a merger, the Company has become 100%-owned subsidiaries of Old AGBA. The post-combination company has been renamed as, “AGBA Group Holding Limited” and its ordinary shares and warrants began trading on the Nasdaq Capital Market (“Nasdaq”) on November 15, 2022 under the ticker symbols “AGBA” and “AGBAW” respectively.